Exhibit 23.1

                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-94782) and in the related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-22211) and in the related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94036), and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14139) and in the related Prospectus of Liberty Property Trust of our report dated February 17, 1997, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1996.




Philadelphia, Pennsylvania                  /s/  ERNST & YOUNG LLP
February 26, 1997                           ERNST & YOUNG LLP